UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation)

001-35676	Not Applicable
(Commission File Number)	(IRS Employer Identification Number)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reference is made to the Registration Statement on Form 10 (the “Form 10”) filed by Prothena Corporation plc (“we,” “us,” “Prothena” or the “Company”) with the Securities and Exchange Commission (the “SEC”), which included an Information Statement, dated December 17, 2012 (the “Information Statement”) describing, among other things, the separation and distribution of Prothena from Elan Corporation, plc (“Elan”). The Form 10 was declared effective by the SEC on December 17, 2012. A copy of the Information Statement is attached hereto as Exhibit 99.1. In this Form 8-K, we refer to this demerger, including the transfer of the Prothena business to Prothena and the pro rata issuance by Prothena of its outstanding shares, as the “distribution” and we refer to certain reorganization transactions (which preceded the distribution) and the distribution collectively as the “separation and distribution.” See Item 8.01 for more information.

Item 1.01. Entry into a Material Definitive Agreement.

Agreements with Elan

In connection with the separation and distribution, the Company entered into several agreements with Elan, and, in some cases, certain of its subsidiaries, that govern the terms of the separation and distribution and the Company’s relationship with Elan thereafter, including the agreements described below. A more extensive summary of each of these agreements can be found in the Information Statement in the section entitled “Arrangements Between Elan and Prothena,” which is incorporated herein by reference. The information about those agreements therein and below is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

Intellectual Property Agreements

On December 20, 2012, Neotope Biosciences Limited (“Neotope”), a wholly owned subsidiary of the Company, Elan Pharma International Limited (“EPIL”) and Elan Pharmaceuticals, Inc. (“Elan Pharmaceuticals” and, together with EPIL, the “Elan Parties”) entered into an Amended and Restated Intellectual Property License and Contribution Agreement and a related Intellectual Property License and Conveyance Agreement, in which the Elan Parties convey ownership of certain patents, patent applications, biological materials and other intellectual property to Neotope. In addition, these agreements provide for certain licenses from the Elan Parties to Neotope regarding research and development and other activities.

Asset Purchase Agreement

On December 20, 2012, Prothena Biosciences Inc (“Prothena US”), a wholly owned subsidiary of the Company, and Elan Pharmaceuticals entered into an Asset Purchase Agreement pursuant to which Prothena US purchased certain laboratory and other capital equipment and certain pre-payments and receivables related to the Company’s business.

Tax Matters Agreement

On December 20, 2012, the Company and Elan entered into a Tax Matters Agreement under which tax liabilities relating to taxable periods before and after the separation and distribution will be computed and apportioned between the parties, and responsibility for payment of those tax liabilities (including any taxes attributable to the separation and distribution) will be allocated between the parties. Furthermore, the Tax Matters Agreement sets forth the rights of the parties in respect of the preparation and filing of tax returns, the handling of audits or other tax proceedings and assistance and cooperation and other matters, in each case, for taxable periods ending on or before or that otherwise include the date of the separation and distribution.

Transitional Services Agreement

On December 20, 2012, the Company and Elan entered into a Transitional Services Agreement under which Elan will provide to the Company, and the Company will provide to Elan, certain services for a limited time to help ensure an orderly transition following the separation and distribution.

Research and Development Services Agreement

On December 20, 2012, the Company and Elan entered into a Research and Development Services Agreement under which the Company will provide certain research and development services to Elan and setting forth, among other things, the general principles around ownership of intellectual property as it relates to such services.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Items 1.01 and 8.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Information Statement, the Company, Elan and Elan Science One Limited, a wholly owned subsidiary of Elan (the “Subscriber”), entered into a Subscription and Registration Rights Agreement, dated November 8, 2012, pursuant to which Subscriber would, subject to certain conditions and immediately after the completion of the separation and distribution, purchase approximately 18% of the outstanding ordinary shares of the Company (as calculated immediately following the consummation of such subscription). Pursuant to this agreement, on December 20, 2012, the Company allotted, issued and sold to the Subscriber 3,182,253 ordinary shares of the Company for $26.0 million. As the ordinary shares were allotted, issued and sold to the Subscriber, an accredited investor, in a private transaction, issuance and sale of the shares to the Subscriber was exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

Prior to the separation and distribution, the carve-out combined financial statements of the Prothena business were audited by KPMG, Dublin, Ireland (“KPMG Ireland”), the Company’s independent registered public accounting firm. In connection with the separation and distribution, and in contemplation that the Company would be a “domestic” filer for reporting purposes under the Securities Exchange Act of 1934, as amended, the Board of Directors of the Company (the “Board”) determined that KPMG Ireland should resign as the independent registered public accountants of the Company, effective upon the completion of the separation and distribution, and engage an independent registered public accountant based in the United States for purposes of the Company’s filings with the SEC. In connection with the completion of the separation and distribution, which occurred on December 20, 2012, KPMG Ireland resigned and the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012, such engagement to be effective upon completion of the separation and distribution.

KPMG Ireland audited the carve-out combined financial statements of the Prothena business for the fiscal years ended December 31, 2010 and 2011. For the fiscal years ended December 31, 2010 and 2011, no report by KPMG Ireland on the Company’s financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2010 and 2011 and the subsequent interim period through December 20, 2012, (i) there have been no disagreements with KPMG Ireland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG Ireland’s satisfaction, would have caused KPMG Ireland to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG Ireland with a copy of the disclosures contained in this Item 4.01 and requested that KPMG Ireland furnish a letter addressed to the Commission stating whether it agreed with those disclosures. A copy of such letter, dated December 21, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of a New Independent Registered Public Accounting Firm

As noted above, in connection with the separation and distribution, the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012, such engagement to be effective upon consummation of the separation and distribution.

During the fiscal years ended December 31, 2010 and 2011, and during the subsequent interim period through December 20, 2012, neither the Company nor anyone acting on its behalf consulted KPMG LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided or oral advice was provided that the new accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

The information included in Items 1.01 and 8.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Information Statement, effective immediately prior to the completion of the separation and distribution, the Board consists of Lars Ekman, Dale Schenk, Richard Collier, and Shane Cooke. Dr. Ekman is the Chairman of the Board. Dr. Ekman and Messrs. Cooke and Collier were appointed to serve as members of each of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee of the Board. Each of Nigel Clerkin, William F. Daniel and Mary Sheahan tendered their resignations as directors of the Company effective immediately prior to the completion of the separation and distribution.

Also effective immediately prior to the completion of the separation and distribution, Dr. Schenk was appointed as Chief Executive Officer and President, John Randall Fawcett was appointed as Controller and interim Chief Financial Officer, Gene Kinney was appointed as Chief Scientific Officer and Head of Research and Development, and Tara Nickerson was appointed as Head of Corporate and Business Development and Secretary.

Information regarding each of these directors and officers is included under the heading “Corporate Governance and Management” in the Information Statement, which is incorporated herein by reference.

On December 19, 2012, the Board adopted the Prothena Corporation plc 2012 Long Term Incentive Plan, (the “Prothena LTIP”) and the Prothena Corporation plc Incentive Compensation Plan (the “Prothena Bonus Plan”) and the Board of Directors of Prothena US adopted the Prothena Biosciences Inc Severance Plan (the “Prothena Severance Plan”), in each case subject to the completion of the separation and distribution. The Prothena LTIP is an omnibus plan that provides for the award of stock options, stock appreciation rights, RSUs, performance units, dividend equivalents and other share-based awards to certain employees and consultants of the Company and its subsidiaries and affiliates, and to non-employee directors of the Company. The Prothena Bonus Plan provides for payment to the Company’s named executive officers of bonus amounts earned in 2012 during their employment with Elan, as well as bonus amounts earned during employment with Prothena US for the balance of 2012 and for subsequent plan years commencing January 1, 2013. Participants in the Prothena Bonus Plan will be eligible to receive cash performance awards based on attainment of specified performance goals to be established by the plan administrator, and the exact amount payable to each participant is subject to the discretion of the plan administrator. The Prothena Severance Plan provides the Company’s named executive officers with severance pay and benefits substantially equivalent in the aggregate to what they would have received under the Elan U.S. Severance Plan (the “Elan Severance Plan”), which is intended to continue the benefits that would have been provided under the Elan Severance Plan in case of an involuntary termination during 2013.

Following the separation and distribution, on December 20, 2012, the Board (comprised solely of the directors of the Company following the separation and distribution) committed to award stock options to Dr. Ekman, Mr. Cooke, Mr. Collier, Mr. Fawcett, Dr. Kinney and Dr. Nickerson to purchase 125,000, 50,000, 50,000, 36,000, 200,000, and 54,000 Prothena ordinary shares, respectively, under the Prothena LTIP. Such stock options are expected to be awarded on the 25th trading day immediately following the separation and distribution, with an exercise price equal to the average of the closing stock prices for the 25-trading day period immediately following the separation and distribution. With respect to the stock options granted to Drs. Kinney and Nickerson and Mr. Fawcett, it is expected that each such stock option will vest as to 25% of the Prothena ordinary shares subject to such option on the first anniversary of the date of grant and the remaining 75% of the Prothena ordinary shares subject to such option will vest in substantially equal installments on a monthly basis over the subsequent 36 months. With respect to the stock options granted to Dr. Ekman and Messrs. Cooke and Collier, it is expected that each such stock option will vest as to 100% of the Prothena ordinary shares subject to such option on the first anniversary of the date of grant.

The preceding description of the Prothena LTIP, Prothena Bonus Plan and Prothena Severance Plan is intended only as a summary and is qualified in its entirety by reference to the full terms of such plans, which are filed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference. Further descriptions of the terms and conditions of these plans is included under the heading “Executive Compensation” in the Information Statement, which is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Prior to the separation and distribution, the Board adopted a Code of Conduct and Corporate Governance Guidelines, copies of which are available on the Company’s website at www.Prothena.com. Information on such website does not constitute part of this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2012, the shareholders of the Company approved by written resolution the adoption of the Prothena LTIP and the Prothena Bonus Plan, in each case subject to the completion of the separation and distribution.

Item 8.01 Other Events.

Separation and Distribution

On December 20, 2012, Elan completed its separation and distribution of the Company. The separation of the Prothena business from Elan was completed through a “demerger” under Irish law. The demerger was effected by Elan transferring the Prothena business to the Company, in exchange for the Company issuing directly to the holders of Elan ordinary shares and Elan American Depositary Shares (“ADSs”), on a pro rata basis, Prothena ordinary shares representing 99.99% of the Company’s outstanding shares (with the remaining 0.01% of the Company’s outstanding shares, which were previously issued to the original incorporators of the Company having been redeemed and cancelled by the Company after the demerger). The Company’s issuance of 99.99% of its outstanding ordinary shares constituted a deemed “in specie distribution,” or a distribution in the form of assets other than cash (in this case, Prothena shares), by Elan to holders of record of Elan ordinary shares and Elan ADSs as of 11:59 p.m., Dublin Time, on December 14, 2012 (the “record date”). Pursuant to the demerger, each Elan shareholder received 1 Prothena ordinary share for every 41 Elan ordinary shares or Elan ADSs held as of the record date. For more information, please see the Information Statement, which describes the details of the separation and distribution and provides information as to the business and management of the Company. A copy of the Information Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the completion of the separation and distribution, the Company is now an independent company, and Prothena ordinary shares are listed on The Nasdaq Global Market under the symbol “PRTA”. As of December 20, 2012, the Company had approximately 17,679,182 million ordinary shares outstanding.

On December 21, 2012, the Company issued a press release announcing the consummation of the separation and distribution and the Company’s listing of its ordinary shares on The Nasdaq Global Market. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Intellectual Property License and Contribution Agreement, dated December 20, 2012, by and among Neotope Biosciences Limited, Elan Pharma International Limited, and Elan Pharmaceuticals, Inc.

2.2	Intellectual Property License and Conveyance Agreement, dated December 20, 2012, by and among Neotope Biosciences Limited, Elan Pharma International Limited and Elan Pharmaceuticals, Inc.

2.3	Asset Purchase Agreement, dated December 20, 2012, between Elan Pharmaceuticals, Inc. and Prothena Biosciences Inc

10.1	Tax Matters Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.2	Transitional Services Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.3	Research and Development Services Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.4	Prothena Corporation plc 2012 Long Term Incentive Plan

10.5	Prothena Biosciences Inc Severance Plan

10.6	Prothena Corporation plc Incentive Compensation Plan

16.1	Letter of KPMG Ireland, dated December 21, 2012

99.1	Information Statement, dated December 17, 2012

99.2	Press Release, dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Intellectual Property License and Contribution Agreement, dated December 20, 2012, by and among Neotope Biosciences Limited, Elan Pharma International Limited, and Elan Pharmaceuticals, Inc.

2.2	Intellectual Property License and Conveyance Agreement, dated December 20, 2012, by and among Neotope Biosciences Limited, Elan Pharma International Limited and Elan Pharmaceuticals, Inc.

2.3	Asset Purchase Agreement, dated December 20, 2012, between Elan Pharmaceuticals, Inc. and Prothena Biosciences Inc

10.1	Tax Matters Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.2	Transitional Services Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.3	Research and Development Services Agreement, dated December 20, 2012, by and between Elan Corporation, plc and Prothena Corporation plc

10.4	Prothena Corporation plc 2012 Long Term Incentive Plan

10.5	Prothena Biosciences Inc Severance Plan

10.6	Prothena Corporation plc Incentive Compensation Plan

16.1	Letter of KPMG Ireland, dated December 21, 2012

99.1	Information Statement, dated December 17, 2012

99.2	Press Release, dated December 21, 2012